EXHIBIT 1.2


                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED


               PPLUS CLASS A 5.75% TRUST CERTIFICATES SERIES GSG-2
              PPLUS CLASS B 0.375 % TRUST CERTIFICATES SERIES GSG-2

                          SUPPLEMENTAL TERMS AGREEMENT


                                                               February 11, 2004



To:      Merrill Lynch Depositor, Inc.
         World Financial Center
         North Tower
         New York, New York 10281
         Attention: Barry N. Finkelstein


Ladies and Gentlemen:

         We understand that Merrill Lynch Depositor, Inc., a Delaware corporation (the "Company"), has issued and sold 1,400,000 PPLUS Class A 5.75 % Trust Certificates Series GSG-2 (the "Class A Certificates") at a $25 Stated Amount per Class A Trust Certificate and 1,400,000 PPLUS Class B 0.375% Trust Certificates Series GSG-2 (the "Class B Certificates") with a notional principal amount of $25 per Class B Certificate, (the Class A Certificates and Class B Certificates collectively, the "Underwritten Securities"). We further understand that the Company proposes to issue and sell 1,520,000 additional Class A Certificates and 1,520,000 additional Class B Certificates.

         Subject to the terms and conditions set forth below and subject to the terms of the Purchase Agreement which are incorporated by reference herein, we offer to purchase the principal amount of additional Underwritten Securities at the purchase price set forth below.

         The additional Underwritten Securities shall have the following terms:



Title: PPLUS Trust Certificates Series GSG-2, offered in two classes (Class A
                Trust Certificates and Class B Trust Certificates)

Ratings: A+ from Standard & Poor's and Aa3 from Moody's

Amount:  1,520,000 Class A Trust Certificates
         1,520,000 Class B Trust Certificates


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Class A Trust Certificate Denominations: stated amount of $25 and integral multiples thereof
Class B Trust Certificate Denominations: notional principal amount of $25 and integral multiples thereof

Currency of payment:  U.S. dollars

Distribution rate or formula: Holders of Class A Trust Certificates will be entitled to distributions at 5.75% per annum through February 15, 2033, unless the Class A Trust Certificates are redeemed or called prior to such date. Holders of Class B Trust Certificates will be entitled to distributions at 0.375% per annum through February 15, 2033, unless the Class B Trust Certificates are redeemed or called prior to such date.

Cut-off Date:  July 30, 2003

Distribution payment dates: February 15 and August 15, commencing August 15,
                            2003

Regular record dates: As long as the Underlying Securities are represented by one or more global certificated securities, the record day will be the close of business on the Business Day prior to the relevant distribution payment dates, unless a different record date is established for the Underlying Securities. If the Underlying Securities are no longer represented by one or more global certificated securities, the distribution payment date will be at least one Business Day prior to the relevant distribution payment dates.

Stated maturity date:  February 15, 2033

Sinking fund requirements:  None

Conversion provisions:  None

Listing requirements: Class A Trust Certificates listed on the New York Stock
                      Exchange

Black-out provisions:  None

Fixed or Variable Price Offering: Fixed Price Offering

Class A Trust Certificate Purchase Price: $25.00 per Class A Trust Certificate Class B Trust Certificate Purchase Price: $1.125 per Class B Trust Certificate

Form: Book-entry Trust Certificates with The Depository Trust Company, except in certain limited circumstances

Closing date and location: February 17, 2004, Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York


                                       2
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Supplemental Terms Agreement
         Please accept this offer no later than 10:00 A.M. (New York City time) on February 11, 2004 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.



                                           Very truly yours,

                                           MERRILL LYNCH, PIERCE, FENNER & SMITH
                                           INCORPORATED


                                           By
                                              ----------------------------------
                                                    Authorized Signatory



Accepted:

MERRILL LYNCH DEPOSITOR, INC.


By
   -----------------------------
    Name:  Barry N. Finkelstein
    Title: President